                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                 THE FRANKLIN HOLDING CORPORATION (DELAWARE)
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                         [NAME OF FILER IF APPLICABLE]
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                  THE FRANKLIN HOLDING CORPORATION (DELAWARE)
                                450 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 9, 1997
                            ------------------------

     The Annual Meeting of Stockholders of The Franklin Holding Corporation (Delaware) will be held on September 9, 1997 at 10 o'clock a.m., New York Time, at the offices of Weil, Gotshal & Manges LLP, 25th Floor, 767 Fifth Avenue, New York, New York, for the following purposes:

          1. To elect seven (7) directors to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and have qualified;

          2. To act upon a proposal to elect that the Corporation be regulated as a business development company ('BDC') under the Investment Company Act of 1940;

          3. To act upon a proposal to approve the stock option plans for management and the Corporation's Board of Directors;

          4. To ratify the appointment by the Board of Directors of Arthur Andersen LLP to serve as independent auditors for the fiscal year ending December 31, 1997; and

          5. To consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board has fixed the close of business on July 25, 1997 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of Common Stock, $1.00 par value, held on the record date.

     If you cannot attend the meeting, please sign and return the enclosed proxy card as soon as possible in order that you may be represented at the meeting. If you attend the meeting, you may vote in person even though you have sent in a proxy.

                                          By Order of the Board of Directors
                                          SPENCER L. BROWN
                                          Secretary

New York, New York
August 21, 1997

                      [This page intentionally left blank]

                  THE FRANKLIN HOLDING CORPORATION (DELAWARE)
                                450 PARK AVENUE
                            NEW YORK, NEW YORK 10022

                            ------------------------
                                PROXY STATEMENT

SOLICITATION OF PROXIES

     This Proxy Statement is furnished by the Board of Directors of The Franklin Holding Corporation (Delaware), a Delaware corporation (the 'Corporation'), in connection with the solicitation by the Corporation of proxies for use at the Annual Meeting of Stockholders (the 'Meeting') to be held on September 9, 1997, at 10 o'clock a.m., New York time, at the offices of Weil, Gotshal & Manges LLP, 25th Floor, 767 Fifth Avenue, New York, New York.

VOTING AND REVOCABILITY OF PROXIES

     Stockholders who execute proxies may revoke them at any time before they are voted, by delivering to Mr. Spencer L. Brown, Secretary of the Corporation, at the offices of the Corporation at 450 Park Avenue, 10th Floor, New York, New York 10022, before the ballot is cast, either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the specifications contained therein. If no contrary specification is indicated on the proxy, the shares represented thereby will be voted for the election of the seven (7) nominees for directors, in favor of the proposal for the Corporation to elect to be regulated as a BDC, in favor of the adoption of the stock option plans for management and directors of the Corporation and in favor of the ratification of the appointment of Arthur Andersen LLP as the Corporation's independent auditors.

     In the event that the persons named as proxies propose one or more adjournments to permit further solicitation with respect to any proposal to be voted upon at the Meeting, any such adjournments would require the affirmative vote of a majority of the shares present in person or by proxy at the session of the Meeting to be adjourned. The proxyholders will vote in favor of such an adjournment with respect to those proxies which instruct them to vote in favor of such proposal (including proxies that have no contrary specification with respect to such proposal), and will vote against such an adjournment with respect to those proxies which instruct them to vote against or abstain from voting with respect to such proposal. No adjournment will be for any period later than October 8, 1997.

     Except as stated specifically and except (i) with respect to the election of directors, which is by plurality of votes cast, and (ii) with respect to the proposal to authorize the stock option plans, which are by a majority of all outstanding shares, each of the matters being submitted to stockholder vote pursuant to the Notice of Annual Meeting will be approved if a quorum is present in person or by proxy and a majority of the votes cast on a particular matter are cast in favor of that matter.


EXPENSES OF SOLICITATION OF PROXIES

     The solicitation will be made by the Corporation and all expenses will be borne by the Corporation. The solicitation will be conducted by mail, except that in a limited number of instances proxies may be solicited by directors, officers and other employees of the Corporation personally, by telephone or by telecopier. This proxy statement and form of proxy are first being sent to stockholders on or about August 21, 1997. THE CORPORATION WILL FURNISH, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT AND MOST RECENT SEMI-ANNUAL REPORT TO STOCKHOLDERS TO ANY STOCKHOLDER UPON REQUEST IN WRITING ADDRESSED TO 'THE FRANKLIN HOLDING CORPORATION (DELAWARE), 450 PARK AVENUE, NEW YORK, NEW YORK 10022, ATTENTION: STOCKHOLDER RELATIONS' OR BY CALLING COLLECT (212) 486-2323.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

OUTSTANDING SHARES AND VOTING RIGHTS

     At the close of business on July 25, 1997, the record date for the Meeting, the outstanding voting securities of the Corporation consisted of 801,198 shares of Common Stock, each of which is entitled to one vote.

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to the holdings of any person, including any 'group,' as that term is defined in
Section 13(d)(3) of the Securities Exchange Act of 1934 (as amended, the '1934 Act'), who was known to the Corporation to be the 'beneficial owner,' as defined in Rule 13(d)(3) under the 1934 Act, of more than 5% of the outstanding Common Stock at the close of business on July 1, 1997. The following information is based solely on a review by the Corporation of the Common Stock transfer records of the Corporation and on publicly available filings made with the Securities and Exchange Commission (the 'Commission') by or on behalf of stockholders of the Corporation.

                                                                      AMOUNT AND
                                                                      NATURE OF
                        NAME AND ADDRESS                              BENEFICIAL      PERCENT
TITLE OF CLASS          OF BENEFICIAL OWNER                           OWNERSHIP       OF CLASS
----------------------  -------------------------------------------   ----------      --------
Common Stock..........  Stephen L. Brown, Chairman                    249,233(1)        31.1%
                          c/o The Franklin Holding
                            Corporation (Delaware)
                          450 Park Avenue
                          New York, New York 10022
Common Stock..........  Joseph S. Dresner, Milton H. Dresner          142,165(2)        17.7%
                          Jay B. Langner and Charles Reinwald
                          c/o Robinson Brog Leinwand Reich
                            Genovese & Gluck P.C.
                          1345 Avenue of the Americas

                          New York, NY 10105
                          Attention: Richard W. Cohen
Common Stock..........  The TCW Group, Inc.                           68,600(3)          8.6%
                          865 South Figueroa Street
                          Los Angeles, CA 90017
Common Stock..........  Robert Day                                    68,600(3)          8.6%
                          200 Park Avenue, Suite 2200
                          New York, NY 10166

------------------

(1) Includes the 25,000 shares of Common Stock owned by S.L. Brown & Company, Inc. ('SLB & Co., Inc.'). The Corporation has been notified that on June 30, 1997, the board of directors of SLB & Co., Inc. entered into, and the stockholders of SLB & Co., Inc. approved, a plan of dissolution of SLB & Co., Inc. Mr. Brown has, subject to certain limitations, voting and investment power over the voting securities owned by SLB & Co., Inc. and is Chairman of SLB & Co., Inc. Also includes 117,936 shares of Common Stock owned by certain stockholders of SLB & Co., Inc., for which Mr. Brown has an irrevocable proxy through no later than

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

    July 1, 1998. Does not include 1,250 shares of Common Stock owned by Mr. Brown's children. Mr. Brown disclaims beneficial ownership of such shares.

(2) Represents the aggregate number of shares of Common Stock owned by Messrs. Joseph Dresner, Milton Dresner, Langner and Reinwald as reflected on a statement of beneficial ownership on Schedule 13D (the '13D') as filed with the Commission on or about March 23, 1995. The Corporation expressly disclaims any responsibility for accuracy and completeness of the reporting contained in the 13D. No action has been taken with respect to the 13D since the filing of the Corporation's 1995 Proxy Statement and all litigation related to the 13D filing is subject to the Settlement described hereinafter under 'Certain Litigation' and in the Class notice issued in connection with the Settlement. Pursuant to the Settlement, members of the 13D group will exchange releases with defendants in Action No. 1 (as hereinafter defined).

(3) Represents the aggregate number of shares of Common Stock owned by TCW Asset Management Company, a subsidiary of The TCW Group, Inc., as reflected on a
    Schedule 13G (the '13G') as filed with the Commission on or about February 12, 1997. According to the 13G, Mr. Day is an individual who may be deemed to control The TCW Group, Inc. According to the 13G, other than the indirect holdings of The TCW Group, Inc., no Common Stock is held directly or indirectly by The TCW Group, Inc. or Mr. Day. The Corporation expressly disclaims any responsibility for accuracy and completeness of the reporting contained in the 13G.


SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information with respect to the Common Stock beneficially owned, as defined in Rule 13(d)(3) under the 1934 Act, by each director of the Corporation, each nominee for director, each named executive officer and by all directors and named executive officers of the Corporation as a group, at the close of business on July 1, 1997. Except as otherwise indicated, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares.

                                                                               AMOUNT
NAME OF BENEFICIAL OWNER OF CLASS                                        BENEFICIALLY OWNED    PERCENT
----------------------------------------------------------------------   ------------------    --------
Stephen L. Brown......................................................         249,233(1)        31.1%
Jeffrey J. Steiner....................................................          31,481(2)         3.9%
Carl D. Glickman......................................................          30,981(3)         3.9%
Miles L. Berger.......................................................          10,000            1.2%
Jonathan A. Marshall..................................................           5,900              *
John Greenbaum........................................................           4,600(4)           *
Spencer L. Brown......................................................           4,987(5)           *
Irving Levine.........................................................           3,000              *
Stephen J. Mayer......................................................               0              *
All officers and directors as a group (9 persons).....................         285,724(6)        35.7%

------------------
 * Less than 1%

(1) Includes 25,000 shares of Common Stock owned by SLB & Co., Inc., over which Mr. Brown has, subject to certain limitations, voting and investment power. Also includes 117,936 shares of Common Stock owned by certain stockholders of SLB & Co., Inc. for which Mr. Brown has an irrevocable proxy through no later than

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

    July 1, 1998. Does not include 1,250 shares of Common Stock owned by Mr. Brown's children. Mr. Brown disclaims beneficial ownership of such shares.

(2) Includes 30,981 shares of Common Stock owned by Primrose Associates, Inc., a corporation controlled by Mr. Steiner. Of those shares, 26,228 are subject to an irrevocable proxy given to Stephen L. Brown through no later than July 1, 1998. Does not include 25,000 shares of Common Stock owned by SLB & Co.,

    Inc. Mr. Steiner is an indirect stockholder of SLB & Co., Inc. and disclaims beneficial ownership of such shares.

(3) Includes 26,228 shares of Common Stock owned by Mr. Glickman that are subject to an irrevocable proxy given to Stephen L. Brown through no later than July 1, 1998. Does not include 25,000 shares of Common Stock owned by SLB & Co., Inc. Mr. Glickman is a direct stockholder of SLB & Co., Inc. and disclaims beneficial ownership of such shares.

(4) Ownership is through Greenbaum Brothers Partnership, in which Mr. Greenbaum has a 33% general partnership interest.

(5) Includes 1,338 shares of Common Stock owned by Spencer L. Brown that are subject to an irrevocable proxy given to Stephen L. Brown through no later than July 1, 1998. Does not include 25,000 shares of Common Stock owned by SLB & Co., Inc. Spencer Brown is a direct stockholder of SLB & Co., Inc. and disclaims beneficial ownership of such shares.

(6) Includes 53,794 shares of Common Stock owned by other officers and directors that are subject to an irrevocable proxy given to Stephen L. Brown through no later than July 1, 1998.

                             ELECTION OF DIRECTORS

INFORMATION CONCERNING NOMINEES

     At the Meeting, the stockholders will elect seven (7) directors, constituting the entire Board of Directors, to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified. Each stockholder of record at the close of business on July 25, 1997 is entitled to one vote for each share of Common Stock registered in the name of each stockholder on the books of the Corporation.

     The term of the present directors of the Corporation expires at the Meeting when their respective successors have been duly elected and qualified.

     Information with respect to the nominees for election as directors of the Corporation follows:

                                                             POSITION WITH                                DIRECTOR
NAME                                                  AGE    THE CORPORATION                               SINCE
---------------------------------------------------   ----   ------------------------------------------   --------
Stephen L. Brown*..................................    59    Chairman of the Board,                         1986
                                                             Chief Executive Officer and Director
Miles L. Berger....................................    66    Director                                       1996
Carl D. Glickman*..................................    71    Director                                       1986
John Greenbaum*....................................    46    Chief Financial Officer, Treasurer             1992
                                                             and Director
Irving Levine......................................    75    Director                                       1990
Jonathan A. Marshall...............................    58    Director                                       1987
Jeffrey J. Steiner.................................    60    Director                                       1986


                                                        (Footnotes on next page)

(Footnotes from previous page)

------------------
* Mr. Brown is an 'interested person' of the Corporation within the meaning of the Investment Company Act of 1940 (as amended, the '1940 Act') by reason of his position as Chairman and Chief Executive Officer of the Corporation and his beneficial ownership of shares of Common Stock of the Corporation owned by SLB & Co., Inc. Mr. Glickman is an 'interested person' by reason of his position as a director of The Bear Stearns Companies Inc., an 'affiliated person' (within the meaning of the 1940 Act) of Bear, Stearns & Co. Inc., a registered broker-dealer. Mr. Greenbaum is an 'interested person' by reason of his position as Chief Financial Officer and Treasurer of the Corporation.

     Stephen L. Brown, Chairman of the Board of Directors of the Corporation, has been Chairman and Chief Executive Officer since October 1986. Since June 1984, Mr. Brown has been Chairman of SLB & Co., Inc., a private investment firm. Mr. Brown is a director of Copley Financial Services Corporation (advisor to Copley Fund, Inc., a mutual fund) and Avery Communications Inc., a holding company in the telecommunications industry ('Avery').

     Miles L. Berger, a director of the Corporation, has been Vice Chairman of the Board of Heitman Financial Ltd., a real estate service company, for more than the past five years. Mr. Berger is also Chairman of the Board of Mid Town Bank, Chicago, and a director of Innkeepers USA Trust, a Maryland real estate investment trust.

     Carl D. Glickman, a director of the Corporation, has been President of The Glickman Organization, a real estate investment firm, for more than the past five years. Mr. Glickman is a director of The Bear Stearns Companies Inc., Alliance Tyre & Rubber Co., Andal Corp., Continental Health Affiliates, Inc., Infu Tech, Inc., Jerusalem Economics Corp., LTD, Lexington Growth Properties, Office Max, Inc. and SLB & Co., Inc.

     John Greenbaum, a director of the Corporation, has been Chief Financial Officer and Treasurer of the Corporation since March 1996. Mr. Greenbaum acted as principal of Digital Media Group, a venture capital firm, from October 1994 through March 1996. From March 1988 to September 1994 he was Vice President of the Corporation and from May 1992 to September 1994 acted as Secretary of the Corporation. Mr. Greenbaum is also a director of Avery.

     Irving Levine, a director of the Corporation, has been Chairman of the Board and President of Copley Fund, Inc., a mutual fund, since 1978, and Chairman and Treasurer of Stuffco International, Inc., a ladies handbag processor and chain-store operator, since 1978. Mr. Levine is also President and a director of Copley Financial Services Corporation (advisor to Copley Fund, Inc.), and a director of Rexnord Holdings, Inc.


     Jonathan A. Marshall, a director of the Corporation, is a Senior Partner in the law firm of Pennie & Edmonds and has been a member of that firm since 1974. He is a member of the Bar of the State of New York and is admitted to practice before the United States Supreme Court and the United States Patent and Trademark Office.

     Jeffrey J. Steiner, a director of the Corporation, has been Chairman and Chief Executive Officer of The Fairchild Corporation, an aviation services company, since October 1985. Mr. Steiner is also Chairman, Chief Executive Officer and a director of Banner Aerospace, Inc., a Vice Chairman and director of Shared Technology Fairchild, Inc., and a director of Copley Financial Services Corporation.

EXECUTIVE OFFICERS

     In addition to Messrs. Stephen Brown and Greenbaum, the following individuals are executive officers of the Corporation:

     Spencer L. Brown, Age 31. Mr. Brown has been Senior Vice President of the Corporation since November 1995, Secretary of the Corporation since October 1994 and was Vice President from August 1994 to November 1995. From September 1993 to July 1994 Mr. Brown was an attorney with the firm of Wilson, Elser, Moskowitz, Edelman & Dicker and from September 1991 to September 1993 he was an attorney with the firm of Weil, Gotshal & Manges LLP. Mr. Brown is also a director of Avery. Mr. Brown is the son of Mr. Stephen L. Brown, the Chairman and Chief Executive Officer of the Corporation.

     Stephen J. Mayer, Age 44. Mr. Mayer has been Vice President and Controller of the Corporation since December 1994. From April 1994 to October 1994 Mr. Mayer was Chief Financial Officer of Biltmore Mortgage Corp. From February 1992 to April 1994 he was Vice President and Controller of Midcoast Mortgage Corp.

     The term of office of the executive officers of the Corporation expires at the meeting of the Board of Directors when their respective successors have been elected and have qualified. The Corporation anticipates that each such officer will be re-elected at the meeting of the Board of Directors to be held immediately after the Annual Meeting of Stockholders.

REMUNERATION OF DIRECTORS AND OFFICERS

     The following table sets forth information with respect to all cash remuneration paid or accrued by the Corporation for services by the Corporation's directors and three most highly paid executive officers whose compensation exceeded $60,000 for the year ended December 31, 1996:

                                                                                                    PENSION OR
                                                                                AGGREGATE           RETIREMENT

                                                                               COMPENSATION      BENEFITS ACCRUED
                                                                                 FROM THE           AS PART OF
NAME OF PERSON                                      POSITION                   CORPORATION     CORPORATION EXPENSES
-------------------------------------------------   ------------------------   ------------    --------------------
Stephen L. Brown.................................   Chairman and                 $422,500             $9,500
                                                    Chief Executive Officer
Spencer L. Brown.................................   Senior Vice President         130,000              7,200
                                                    and Secretary
Miles L. Berger..................................   Director                       13,500                  0
Carl D. Glickman.................................   Director                       54,000                  0
John Greenbaum...................................   Chief Financial Officer,      106,808              1,000
                                                    Treasurer and Director
Irving Levine....................................   Director                       18,000                  0
Jonathan A. Marshall.............................   Director                       18,000                  0
Jeffrey J. Steiner...............................   Director                       18,000                  0

     Mr. Brown is employed under a contract with the Corporation at a base salary of $390,000 per annum. The initial term of such employment contract expired on December 31, 1995, and is automatically extended from year to year thereafter unless the Corporation elects not to extend the term. Each director of the Corporation, other than those directors who are also officers of the Corporation, received a director's fee of $18,000 per annum. See 'Certain Litigation' below regarding future directors' fees and Mr. Brown's compensation. Mr. Glickman, as Chairman of the Executive Committee of the Board of Directors as well as serving as a Director of Excelsior Communications Corporation, a wholly owned subsidiary of the Corporation ('Excelsior'), receives a fee of

$36,000 per annum in addition to his fee as a director of the Corporation. Mr. Greenbaum's compensation includes all compensation received in 1996 as an officer and director of the Corporation. Mr. Greenbaum joined the Corporation as Chief Financial Officer and Treasurer in March 1996, and received fees of $4,500 for his service as a director of the Corporation prior to such appointment. During the year ended December 31, 1996, the Corporation reimbursed directors, other than directors who are also officers, for certain receipted expenses incurred in connection with the performance of their duties, including attendance at Board and Committee meetings, in the aggregate amount of $5,906. Messrs. Brown and Greenbaum received no such reimbursement.

COMPENSATION PURSUANT TO PLANS

     All employees of the Corporation who have been employed for a minimum of six months are eligible to participate in The Franklin Holding Corporation (Delaware) Profit Sharing Retirement Savings Plan (the 'Savings Plan'). The Savings Plan, a defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986 (as amended, the 'Code'), purchases shares of Common Stock of the Corporation and/or securities of several mutual funds. Under the terms of the Savings Plan, the Corporation matches the voluntary contributions of employees up to 6% of their compensation. Participants may contribute up to an additional 7% of their compensation.

     The Savings Plan was established in 1967 and the Corporation does not maintain any other compensation, profit-sharing or deferred compensation plan. Total contributions by employees and the Corporation to the Savings Plan for the year ended December 31, 1996 amounted to $38,863. The employer contributions for the account of all officers as a group were $17,700, constituting 83.6% of the total employer contributions to the account of all employees participating in the Savings Plan. Directors who are not salaried employees of the Corporation are not permitted to participate in the Savings Plan.

     In the event that both of the proposals to elect that the Corporation be regulated as a BDC and to approve the Stock Option Plans (as defined herein) are approved by stockholders, the Corporation will terminate the Savings Plan prior to issuing any rights under either of the Stock Option Plans in order to comply with the 1940 Act provision that does not permit the issuance by a BDC of any warrants, options and rights to its directors, officers and employees if the BDC maintains a profit sharing plan for officers and employees of the BDC (including any officer or employee who is also a director of such company.) See 'Proposal to Cause the Corporation to Make an Election to Be Regulated as a Business Development Company' and 'Proposal to Approve the Stock Option Plans.'

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     During the year ended December 31, 1996, the Board of Directors met on five occasions and did not act without a meeting by unanimous written consent.

     The Audit Committee held one meeting during the year ended December 31, 1996. The Audit Committee meets with the Corporation's independent auditors to review the Corporation's financial statements and the adequacy of internal controls and accounting systems. The members of the Audit Committee are Messrs. Levine (Chairman), Glickman,* Marshall and Berger.

     The Executive Committee meets between meetings of the Board of Directors. The Executive Committee generally may exercise the authority of the Board of Directors and may approve financings not to exceed $500,000. The Executive Committee held six meetings during the year ended December 31, 1996. The members of the Executive Committee are Messrs. Glickman (Chairman),* Brown* and Marshall.

------------------
* Interested Person

     The Compensation Committee meets to consider compensation of executive officers of the Corporation. The Compensation Committee met twice during the year ended December 31, 1996. The members of the Compensation Committee are Messrs. Marshall (Chairman) and Glickman.*

     Each director, with the exception of Mr. Steiner, attended at least 75% of the aggregate number of meetings of the Board of Directors and of Board

Committees on which he served. There is no Nominating Committee.

BROKERAGE TRANSACTIONS

     During the year ended December 31, 1996, the Corporation paid aggregate brokerage commissions of approximately $2,000, none of which was paid to Bear, Stearns & Co. Inc. ('Bear Stearns'). Mr. Glickman is a director of Bear Stearns' parent company.

     Brokers are selected by the Corporation's Board of Directors, whose primary considerations are the cost and efficiency of execution of brokerage orders. No person acting on behalf of the Corporation is authorized to pay a brokerage commission to a broker in excess of that which another broker might have charged for effecting the same transaction in recognition of the value of research services provided by the broker.

INVESTMENT ADVISOR

     The Corporation does not engage the services of an investment advisor, principal underwriter or administrator.

AFFILIATED TRANSACTIONS

TRANSACTIONS WITH CONTROLLED AFFILIATES

     On July 3, 1997, the Boards of Directors of the Company and Excelsior authorized the dissolution and subsequent liquidation of Excelsior. Upon its liquidation, after satisfying any liabilities and subject to applicable law, all of its assets will be transferred to the Corporation. As of June 30, 1997, Excelsior had total assets of approximately $3.6 million (consisting primarily of cash, cash equivalents (including marketable securities) and receivables) and total liabilities of approximately $1,700.

     On May 30, 1997, the Corporation made an additional investment of $2,500,000 in Avery. The investment partially consisted of a $1,000,000 loan, represented by a note with a maturity of three years that earns interest at the rate of 10% per annum. The first year's interest payment of $100,000 was made at the time the loan was made. In additional consideration for this loan, Avery issued to the Corporation as of May 30, 1997 warrants to purchase 666,666 shares of common stock of Avery at $1.50 per share. These warrants are immediately exercisable and expire five years from the date of issuance. The remainder of the $1,500,000 investment purchased 7.5 units in Avery. Each unit consists of 133,333 shares of common stock of Avery and 200,000 shares of Avery's Series D preferred stock. The Series D preferred stock earns a dividend of 10% per annum payable quarterly and is convertible into 100,000 shares of Avery's common stock. This transaction, coupled with the Corporation's previous investment in common stock and Series E preferred stock of Avery, results in the Corporation owning in excess of 25% of Avery's outstanding voting stock on a fully diluted basis. In connection with such investment, Messrs. Stephen L. Brown, Spencer L. Brown and John Greenbaum were appointed to Avery's six-person board of directors and Mr. Stephen L. Brown was appointed as the Vice Chairman of Avery's board of directors.

     For the years ended December 31, 1996 and 1995, the Corporation's income from controlled affiliates consisted of a management fee of $750,000 from Excelsior in each such year. The Corporation did not receive interest income, net of related expenses, in either year.

------------------
* Interested Person

CERTAIN LITIGATION

     In March 1995, a complaint was filed in the United States District Court for the Southern District of New York (the 'District Court') by a former director of the Corporation (who in 1990 was not renominated for election to the Board of Directors) against the Corporation, its chairman, certain of its directors and an affiliated company ('Action No. 1'). Action No. 1 was purportedly brought both on behalf of a class of minority stockholders of the Corporation and derivatively on behalf of the Corporation. Action No. 1, in substance, alleged that the Corporation's Board did not comply with the 'interested persons' provisions of the 1940 Act; that there had not been full disclosure about various matters, including with respect to the Corporation's application to deregister as an investment company and about the business relationships between defendants in proxy statements from 1989 through 1994; and that management's and directors' compensation and benefits were excessive in relation to the financial performance of the Corporation. The complaint asserted claims under the 1940 Act and rules of the Commission promulgated thereunder and under common law. In May 1995, an amended complaint was filed containing, in substance, the same claims as the original complaint, but purporting to assert additional derivative and class action claims under Sections 10(b) and 20(a) of the 1934 Act. The amended complaint alleged that the Corporation and its Board failed to disclose facts in various documents, including the Corporation's 1994 Annual Report and 1993 and 1994 Proxy Statements, with respect to, among other things, the Corporation's investment through Excelsior in various radio stations and the current status of the Corporation's operations.

     After the filing of Action No. 1, Mr. Langner and a group of other individuals filed a Schedule 13D, pursuant to the 1934 Act and related regulatory requirements, announcing their intention to conduct a proxy campaign to gain control of the Corporation, with a view towards removing existing Board members and bringing about the Corporation's dissolution and liquidation. In July 1995, the Corporation filed suit against Mr. Langner and his group, claiming violation of federal securities laws, in connection with the Schedule 13D filing and the group's subsequent proxy materials ('Action No. 2').

     In June 1995, the Corporation and the other defendants moved to dismiss the amended complaint in Action No. 1 for failure to make the required demand upon the Board of Directors (as to purported derivative claims), for lack of standing to assert the purported derivative claims, for failure to state a claim upon which the requested relief can be granted and for failure to plead the claims for fraud with the required specificity. Plaintiff filed a second amended complaint in August 1995 containing in substance the same claims as the amended complaint, but including additional factual allegations. The second amended complaint sought unspecified monetary relief from the individual defendants and equitable and declaratory relief with respect to the Corporation, including setting aside the election of directors held at the Corporation's annual meeting in August 1994 and 1995 and Board action since August 1994, declaring the chairman's employment contract void, an accounting by defendants, and an injunction directing the liquidation of the Corporation and the appointment of a special fiscal agent, receiver or conservator to oversee same. The plaintiff and the defendants submitted supplemental briefings concerning the issue of whether the second amended complaint should be dismissed.

     In January 1996, the District Court issued an opinion partially granting and partially denying defendants' motion to dismiss. The District Court dismissed plaintiff's derivative claims for failure to make the required demand upon the Board of Directors and abstained from entertaining plaintiff's request that the Corporation be dissolved and that a special fiscal agent, receiver or conservator be appointed. The District Court denied defendants' motion to dismiss with respect to the remainder of plaintiff's claims.

     On December 10, 1996, the Court ruled that Action No. 1 could proceed as a class action and defined the class (the 'Class') as the Company's stockholders excluding SLB & Co., Inc., the Company's directors, and their controlling stockholders, the members of their immediate families, their partners and other legal representatives.

     On July 14, 1997, the parties in Action No. 1 and Action No. 2 entered into a Stipulation of Settlement (the 'Settlement'). A Notice of Proposed Settlement was sent to the Class on August 4, 1997 and provides a summary of the terms of the Settlement. The Settlement is subject to the approval of the District Court.

     Pursuant to the terms of the Settlement, the Board of Directors declared on July 18, 1997 a $3.25 special dividend to stockholders of record of the Corporation's Common Stock as of July 28, 1997. The special dividend payable to the Corporation's stockholders who are members of the Class in Action No. 1 was placed in a settlement fund for the benefit of the Class on August 7, 1997. The settlement fund, which is subject to reduction by any amount of attorneys' fees and expenses awarded by the District Court to plaintiff's counsel in Action No. 1, will be distributed to Class members either upon the entry of an order of final approval (the 'Effective Date') of the Settlement or within 10 business days in the event the District Court fails to approve the Settlement and enters an order to that effect or the Settlement Agreement is otherwise terminated pursuant to its terms. The Corporation's stockholders who were recordholders on July 28, 1997, but not members of the Class (and also including by the terms of the Settlement, Miles L. Berger and members of his immediate family), received the special dividend on August 4, 1997.

     The terms of the Settlement also provide that the Company's directors will use their reasonable best efforts to formulate and adopt, and to cause the Company to call a meeting of its stockholders to vote upon, a plan to designate the Company as a BDC pursuant to the 1940 Act.


     The Settlement also provides that for not more than one year from the Effective Date of the Settlement or the Company becoming a BDC: (a) each director's annual fees for all meetings of the Board and its Committees actually attended, including consulting fees, shall not exceed in the aggregate a total of $15,000 per year, plus a fee of $500 per meeting (telephone attendance shall not be compensated); and (b) Stephen Brown's compensation (base salary and any additional bonus) shall not exceed $422,500 per year. If after one year from the Effective Date of the Settlement, the Company has not become a BDC pursuant to the 1940 Act, the Board of Directors shall determine in its absolute discretion the compensation of the Company's directors and officers, including Stephen Brown's compensation. Further, under the terms of the Settlement, if the Company becomes a BDC, then for three years thereafter: (a) each director's annual fees for all meetings of the Board and its Committees actually attended, including consulting fees, shall not exceed in the aggregate a total of $12,000 per year, but such directors may also receive incentive compensation, as determined in and subject to the absolute discretion of the Board of Directors and provided that such incentive compensation is permissible under the 1940 Act; and (b) the base salary for Stephen Brown shall not exceed $350,000 per year, but during those three years Mr. Brown also may receive such additional incentive compensation, as determined by and subject to the absolute discretion of the Board of Directors, as is permissible under the 1940 Act.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that stockholders vote 'FOR' the persons named herein to serve as directors until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and have qualified. Under Delaware law, directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote in the election of directors.

     All nominees have consented to stand for election and to serve if elected. If any nominee should be unable to serve in such position, an event not presently anticipated, the proxies will be voted for such a person, if any, as shall be designated by the Board of Directors to replace any such nominee, unless the Board of Directors reduces the number of directors constituting the whole Board.

     In the absence of contrary instructions, the Corporation intends to vote all proxies 'FOR' the election of the seven (7) nominees listed above as directors of the Corporation. In tallying the vote, abstentions and broker non-votes will be considered to be shares of Common Stock present at the Meeting, but not voting in favor of the election of the nominees (i.e., they will have the same legal effect as a vote 'against' the election of the nominees).

          PROPOSAL TO CAUSE THE CORPORATION TO MAKE AN ELECTION TO BE
                  REGULATED AS A BUSINESS DEVELOPMENT COMPANY


     On April 7, 1987, in order to engage primarily in the business of investing in securities, the Corporation filed with the Commission a notification of registration under Section 8(a) of the 1940 Act and registered as a closed-end, non-diversified management investment company. On July 10, 1987, the Corporation commenced operations as an investment company. The Corporation's Common Stock, par value $1.00 per share, has been listed on The American Stock Exchange since October 1, 1987. The Corporation operates as an internally managed investment company whereby its officers and employees, under the general supervision of its Board of Directors, conduct its operations.

     After commencing operations as a passive investor in a varied portfolio of securities, the Corporation's asset portfolio evolved over a period of time such that a large percentage of its assets was invested in a control position of a particular company. As a result of this change in portfolio mix, the Corporation began to take a more active role in the management of this controlled investment and determined that registration under the 1940 Act may not have been necessary to implement its business strategy. In 1991, the Corporation began the process to deregister as an investment company under the 1940 Act but deregistration was never completed.

     The Corporation continued its controlled investment through 1996 and provided significant managerial assistance with respect to such investment. This operating strategy of providing managerial assistance is consistent with the legislative intent behind the statutory framework governing business development companies under the 1940 Act. The business development company classification was created for these types of public venture funds. In light of this operating strategy and the Corporation's long-term objectives, in 1996 the Corporation determined to explore the feasibility of whether it was appropriate to make an election to be regulated as a BDC. In May 1997, management of the Corporation recommended to the Board of Directors that, consistent with the Corporation's investment strategies, the Corporation elect to be regulated as a BDC, and on August 5, 1997, the Board of Directors determined that it would be in the best interests of the Corporation and its stockholders to elect to become a BDC under the 1940 Act and authorized the Corporation to seek stockholder approval to make such an election.

     If the approval to be regulated as a BDC is obtained, the Corporation intends promptly to make such election and if it fails to make the election prior to the next annual meeting of stockholders, this approval will expire. The Board of Directors may not withdraw its election to become a BDC without first obtaining the approval of a majority of its outstanding voting securities. A BDC is a specialized type of investment company. The Board believes the greater operational flexibility available to the Corporation if it were to become a BDC, including the ability of the Corporation to invest in 'start-up' companies that expect ultimately to go public, to utilize increased leverage capacity, to invest in entities that other affiliated persons invest in and the ability to offer expanded management incentives and other benefits, makes this the correct choice and recommends that you vote 'FOR' the proposal. The Corporation will continue to be internally managed and will continue to value its investments at fair value, as defined in the 1940 Act.

     Generally, to be eligible to elect BDC status, a company must be primarily engaged in the business of furnishing capital and managerial expertise to companies that do not have ready access to capital through conventional financial channels. Such portfolio companies are termed 'eligible portfolio companies.' More specifically, in order to qualify as a BDC, a company must (i) be a domestic company; (ii) have registered a class of its equity securities or have filed a registration statement with the Commission pursuant to Section 12 of the 1934 Act; (iii) operate for the purpose of investing in the securities of certain types of portfolio companies, namely immature or emerging companies and businesses suffering or just recovering from financial distress (see following paragraph); (iv) extend significant managerial assistance to such portfolio companies; (v) have a majority of 'disinterested' directors (as defined in the 1940 Act); and (vi) file (or, under certain circumstances, intend to file) a proper notice of election with the Commission.

     An eligible portfolio company generally is a U.S. company that is not an investment company and that (i) does not have a class of securities registered on an exchange or included in the Federal Reserve Board's over-the-counter margin list; or (ii) is actively controlled by a BDC and has an affiliate of a BDC on its board of directors; or (iii) meets such other criteria as may be established by the Commission. Control under the 1940 Act is generally presumed to exist where a BDC owns 25% of the outstanding voting securities of the company.

     The 1940 Act prohibits or restricts companies subject to the 1940 Act from investing in certain types of companies, such as brokerage firms, insurance companies, investment banking firms and investment companies. Moreover, the 1940 Act limits the type of assets that BDCs may acquire to 'qualifying assets' and certain assets necessary for its operations (such as office furniture, equipment and facilities) if, at the time of acquisition, less than 70% of the value of the company's assets consist of qualifying assets. Qualifying assets include:
(i) securities of companies that were eligible portfolio companies at the time such company acquired their securities; (ii) securities of bankrupt or insolvent companies that were eligible at the time of such company's initial acquisition of their securities but are no longer eligible, provided that such company has maintained a substantial portion of its initial investment in those companies;
(iii) securities received in exchange for or distributed in or with respect to any of the foregoing; and (iv) cash items, government securities and high-quality short-term debt. The staff of the Commission is of the view that a BDC must meet this test within two years of its election to be regulated as a BDC and must have at least 50% of its assets in securities of portfolio companies within two years. The Corporation expects to be able to meet these criteria. The 1940 Act also places restrictions on the nature of the transactions in which, and the persons from whom, securities can be purchased in order for the securities to be considered qualifying assets. Such restrictions include limiting purchases to transactions not involving a public offering and acquiring securities from either the portfolio company or its officers, directors of affiliates.

     As a BDC, the Corporation may invest in the securities of public companies and other investments that are not qualifying assets, but such investments may not exceed 30% of the Corporation's total asset value at the time of any such investment.

     If the Corporation's stockholders approve the proposal to be regulated as a BDC and the Corporation makes an election to be so regulated, the Corporation's fundamental policy with respect to concentration of its investments will change and the Corporation will no longer seek stockholder approval to deregister as an investment company under the 1940 Act. The Corporation will continue to invest in assets as described above, however, but will no longer maintain a policy to concentrate over 25% of its total assets in any particular industry, such as concentrating over 25% of the Corporation's total assets in each of the manufacturing and media industries. In addition, as a BDC and as disclosed above, the Corporation may engage in other investment activities that were not previously investment policies of the Corporation. If the Corporation's stockholders do not approve the proposal to be regulated as a BDC, the Corporation will continue to operate as a closed-end, non-diversified management investment company under the 1940 Act (and provisions under the 1940 Act relating to business development companies will not be applicable to the Corporation).

     Investing in a BDC may entail special risks because of the nature of its investments in small companies. Because of the absence of any trading market for unlisted investments, the Corporation may require more time to liquidate its investments than would be the case for listed securities. Companies whose securities are unlisted tend to be smaller than established companies and generally have small capitalizations and fewer resources and, therefore, are often more vulnerable to financial failure. In addition, the managements of such companies tend to be less experienced and knowledgeable than those of established companies. Some of these companies are expected to be companies that are in a 'start-up' stage of development, have little or no operating history, operate at a loss or with substantial variations in operating results from period to period, have limited products, markets or financial resources or have the need for substantial additional 'follow-up' capital to support expansion or to achieve or maintain a competitive position. The Corporation expects that the business focus will not change significantly as management currently provides direct assistance and advice to the Corporation's existing portfolio companies and expects to continue to do so. It does so through conferences, meetings and assistance with business planning and development as well as providing access to knowledgeable third parties.

     A BDC may issue in limited circumstances, warrants, options and rights to purchase its securities to its employees, officers and directors in connection with an executive compensation plan if certain conditions are met and provided that the BDC does not maintain a profit sharing plan. The conditions include the authorization of such issuance by a majority of the holders of the BDC's Common Stock and the approval of a majority of the independent members of the Board of Directors and a majority of the directors who have no financial interest in the transaction, plan or arrangement. The issuance of options, warrants or rights to directors who are not also employees or officers of the BDC ('outside' directors) requires the prior approval of the Commission. The Corporation is simultaneously herewith requesting that stockholders approve the Corporation's

Stock Option Plans. The issuance of such options is conditioned upon the termination of the existing Savings Plan and in the case of 'outside' directors, is also conditioned upon the receipt of an exemptive order from the Commission. See 'Proposal to Approve the Stock Option Plans.' In the event that the approval to elect to be regulated as a BDC is not approved, regardless of whether the proposal to approve the Corporation's Stock Option Plans is approved, the Corporation will continue to maintain the Savings Plan.

     The foregoing is not exhaustive but intended merely to summarize the characteristics of a BDC.

     The Board of Directors recommends that you vote 'FOR' the Proposal to cause the Corporation to make an election to be regulated as a BDC.

     In the absence of contrary instructions, the Corporation intends to vote all proxies 'FOR' the approval of the Corporation to make an election to be regulated as a business development company. In tallying the vote, abstentions and broker non-votes will be considered to be shares of Common Stock present at the Meeting, but not voting in favor of the election of the nominees (i.e., they will have the same legal effect as a vote 'against' approval to make an election to be regulated as a BDC).

                   PROPOSAL TO APPROVE THE STOCK OPTION PLANS

     The Proposal to approve the Stock Option Plans described below is included in the Proxy Statement as a result of the election of BDC status. The Board recommends that you vote 'FOR' the proposal. The Stock Option Plans operate in concert with one another; accordingly, stockholders are being asked to vote to approve both Stock Option Plans and do not have the option to approve just one of the Stock Option Plans.

     The principal objective of each of the Corporation's Stock Option Plans is to align eligible employees', consultants', officers' and directors' interests with both the success of the Corporation and the financial interests of its stockholders. The Stock Option Plans are intended to encourage stock ownership in the Corporation by eligible employees, consultants, officers and directors, thus giving them a proprietary interest in the Corporation's business.

     The Stock Option Plans being proposed for stockholder approval at this Meeting consist of a Stock Incentive Plan to be offered to the Corporation's consultants, officers and employees (including any officer or employee who is also a director of the Corporation) ('SIP') and a Non-Statutory Stock Option Plan to be offered to the Corporation's 'outside' directors, i.e., those directors who are not also officers or employees of the Corporation ('SOP'). SIP and SOP are referred to herein collectively as the 'Stock Option Plans.'

     The issuance of options to subscribe for voting securities of a BDC is not permitted under the 1940 Act if the BDC maintains a profit sharing plan.

Therefore, subject to stockholder approval of this proposal, the issuance of options pursuant to the Stock Option Plans will be conditioned upon the termination of the Corporation's existing Savings Plan, which is described in detail in the section entitled 'Compensation Pursuant to Plans.' The Corporation will terminate the Savings Plan prior to the issuance of options under either of the Stock Option Plans in compliance with the 1940 Act. In addition, because the issuance of options to 'outside' directors is not permitted under the 1940 Act without an exemptive order by the Commission, the issuance of options under SOP to 'outside' directors is further conditioned upon the granting of an exemptive order by the Commission. The Corporation intends to apply for such relief and will not issue options to 'outside' directors until obtaining such exemptive relief. In the event that such relief is not granted, no 'outside' directors will be issued options pursuant to the SOP.

     If stockholder approval for the Corporation to elect to be regulated as a BDC is not obtained, the Stock Option Plans will not be implemented by the Corporation and the Corporation will maintain its current Savings Plan. Additionally, the Corporation will not seek exemptive relief from the Commission to issue options to 'outside' directors.

     Description of the Material Features of Each of the Stock Option Plans

     The following is a description of each of the Stock Option Plans followed by a description of the provisions applicable to both Stock Option Plans.

1. Stock Incentive Plan (SIP)

     Purpose

     The purpose of the SIP is to give the Corporation and its Affiliates* a competitive advantage in attracting, retaining and motivating officers, employees and consultants of the Corporation and to provide the Corporation with a stock plan that provides incentives linked to the financial results of the Corporation and increases in stockholder value.

     Type of Awards

     The SIP permits, at the discretion of the Committee (as defined below), the granting to SIP participants of options to purchase Common Stock (including incentive stock options within the meaning of Section 422 of the Code ('ISOs') or 'non-statutory stock options' ('non-ISOs')), stock appreciation rights, restricted stock and tax offset bonuses. A stock appreciation right entitles an optionee to an amount equal to the excess of the fair market value of one share of Common Stock over the per-share exercise price multiplied by the number of shares in respect of which the stock appreciation right is exercised. Stock appreciation rights may only be granted in conjunction with all or part of an option grant.

------------------
* Defined in the SIP as a person controlled by, controlling or under common control with the Corporation.

     Restricted stock may be awarded to any participant, for no cash consideration, and may be subject to such conditions, including vesting, forfeiture and restrictions on transfer, as the Committee shall determine. Such terms and conditions will be specified in an agreement evidencing the award.

     Finally, the SIP permits the granting of a right to receive a cash payment at such time or times as an award under the SIP results in compensation income to the participant for the purpose of assisting the participant in paying the resulting taxes.

     Upon exercise of an ISO or non-ISO, the Committee may elect to cash out all or any portion of the shares of Common Stock for which an option is being exercised by paying the optionee the excess of the fair market value of a share of Common Stock over the per-share exercise price for each such option share being cashed out. All options granted under the SIP become automatically exercisable upon a 'change of control' and remain exercisable until expiration of their respective terms. A 'change in control' is defined in the Stock Option Plans as the acquisition by any person or group (other than Stephen L. Brown and his Affiliates) of more than 25% of the voting securities of the Corporation or a sale or other disposition of all or substantially all of the assets of the Corporation to any person.

     Administration

     The SIP will be administered by a committee (the 'Committee') of the Board of Directors composed of not fewer than two outside directors each of whom will qualify as a 'non-employee director' within the meaning of Rule 16b-3 of the 1934 Act and an 'outside Director' within the meaning of Section 162(m) of the Code with all grants under the SIP approved pursuant to Section 57(o) of the 1940 Act. Section 57(o) of the 1940 Act requires that grants be approved by a majority of the directors with no financial interest in the grant and a majority of non-interested directors. The Committee will have the authority, among other rights, to select the participants to whom awards may be granted, determine whether to grant ISOs, non-ISOs, stock appreciation rights or restricted stock, or any combination thereof, and determine the vesting terms and other conditions of an award to an SIP participant.

     Participants

     SIP participants will be the officers, employees (including such officers and employees who are also directors) or consultants of the Corporation and its Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Corporation and its Affiliates. Each grant of an award under the SIP will be evidenced by an agreement between the participant and the Corporation, which shall include such terms and provisions as the Committee may determine from time to time.

     Termination of Awards

     Under the SIP, generally, upon an SIP participant's death or when an SIP participant's employment is terminated for any reason, all unvested stock options will be forfeited. Upon the termination of employment of an optionee other than as a result of the optionee's death, unless otherwise provided in such optionee's option agreement with the Corporation, an optionee's right to exercise a vested option will expire three months after termination of employment. If an optionee's employment is terminated by reason of death, the period of exercise for options vested at the optionee's death is 12 months. Options are not transferable except on the death of the optionee, by will or the laws of descent and distribution. Stock appreciation rights may be exercised and transferred to the same extent that the options to which they relate may be exercised or transferred.

     The Board of Directors may terminate, suspend, amend or revise the SIP at any time except that (i) the number of shares available for issuance under the SIP may not be increased and (ii) no amendment shall cause

SIP awards to fail to comply with Rule 16b-3. The Board may not, without the consent of the optionee, alter or impair rights under any award previously granted except in order to comply with applicable law.

2. Non-Statutory Stock Option Plan (SOP)

     Purpose

     The purpose of the SOP is to further the interests of the Corporation, its stockholders and its employees by providing the 'outside' directors of the Corporation (i.e., those who are not also officers or employees of the Corporation) the opportunity to purchase the Common Stock of the Corporation as an appropriate reward for the dedication and loyalty of the 'outside' directors.

     Type of Awards

     The SIP only permits the granting of options to purchase Common Stock. Only non-ISOs can be granted under the SOP.

     Administration

     The SOP will be administered by the Board of Directors of the Corporation with all grants approved pursuant to Section 57(o) of the 1940 Act. Options granted under the SOP are intended to comply with the exemption afforded by Rule 16b-3 of the 1934 Act. The Board, in its discretion, can impose any vesting or other restrictions on options granted under the SOP.

     Participants

     SOP participants will be outside directors of the Corporation.

     Termination of Awards

     Under the SOP, options expire 30 days after the date a SOP participant's appointment with the Corporation is terminated except if such termination is by reason of death or disability. In the event of termination by reason of disability, options expire 12 months after such termination. In the event of the participant's death while serving as director or within the 30-day period following termination of the participant's appointment, options expire 12 months following the date of death.

3. Provisions Applicable to Both Stock Option Plans

     Available Shares

     The aggregate number of shares of Common Stock reserved for issuance under the Stock Option Plans will be 75,000, of which 45,000 shares have been reserved for issuance under the SIP and 30,000 shares have been reserved for issuance under the SOP. Shares subject to options that terminate or expire prior to exercise will be available for future grants under the Stock Option Plans.

     The number of shares of Common Stock reserved for issuance under the Stock Option Plans, the number of shares issuable upon the exercise of options or subject to stock appreciation rights, the exercise price of such awards and the number of restricted stock awards granted under the Stock Option Plans may be subject to 'anti-dilution' adjustments, in the sole discretion of the Committee, in the event of any merger, reorganization, consolidation, separation, liquidation, stock dividend, stock split, share combination, recapitalization or other change in corporate structure affecting the outstanding Common Stock of the Corporation.

     Grant and Exercise of Awards

     The exercise price for options under the Stock Option Plans will be determined, in the case of the SIP, by the Committee, and in the case of the SOP, by the Board of Directors, but will not be less than the 'Fair Market Value' of the Corporation's Common Stock at the date of grant (as defined in the Stock Option Plans as the closing market price of the Common Stock on the American Stock Exchange on the date of such grant).

     Options granted under the Stock Option Plans are exercisable for a period of 10 years from the date of grant (five years with respect to ISOs granted to optionees who own more than 10% of the voting power of the Corporation or any subsidiary) or such shorter period as the administrator of such plan (either the Committee or the Board, as the case may be) may establish as to any or all shares of Common Stock subject to any option. Options will become exercisable, in accordance with the vesting schedule prescribed in such optionee's option agreement, and may be subject to satisfaction of such other conditions as the administrator may determine. Stock appreciation rights granted under the SIP are exercisable to the same extent as the options to which they relate and upon exercise terminate the related option.

     An employee, officer or director exercising a non-ISO pursuant to the SIP may elect to have the Corporation withhold shares of the Corporation's Common Stock to satisfy tax liabilities arising from the exercise of such options. Initially there will be three employees of the Corporation, two of whom are also directors, who will be eligible to participate in the SIP. There are five outside directors eligible to participate in the SOP.

Certain Federal Income Tax Consequences of Options

     The following discussion of certain relevant federal income tax effects applicable to stock options granted under the Stock Option Plans is a brief summary only, and reference is made to the Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences.

     Incentive Stock Options

     No taxable income will be realized by an optionee upon the grant or timely exercise of an ISO. If shares are issued to an optionee pursuant to the timely exercise of an ISO and a disqualifying disposition of such shares is not made by the optionee (i.e., no disposition is made within two years after the date of grant or within one year after the receipt of shares by such optionee, whichever is later), then (i) upon sale of the shares, any amount realized in excess of the exercise price of the ISO will be taxed to the optionee as a long-term capital gain and any loss sustained will be long-term capital loss, and (ii) no deduction will be allowed to the Corporation. However, if shares acquired upon the timely exercise of an ISO are disposed of prior to satisfying the holding period described above, generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price thereof, and
(b) the Corporation will be entitled to deduct an amount equal to such income. Any additional gain recognized by the optionee upon a disposition of shares prior to satisfying the holding period described above will be taxed as a short-term or long-term capital gain, as the case may be, and will not result in any deduction for the Corporation.

     If an ISO is not exercised on a timely basis, the option will be treated as a nonqualified stock option. Subject to certain exceptions, an ISO generally will not be exercised on a timely basis if it is exercised more than three months following termination of employment.

     The amount that the fair market value of shares of the Common Stock on the exercise date of an ISO exceeds the exercise price generally will constitute an item that increases the optionee's 'alternative minimum taxable income.'

     In general, the Corporation will not be required to withhold income or payroll taxes on the timely exercise of an ISO.

     Non-ISOs

     In general, an optionee will not be subject to tax at the time a non-ISO is granted. Upon exercise of a non-ISO where the exercise price is paid in cash, the optionee generally must include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the shares of Common Stock at the time of exercise over the exercise price. The optionee's tax basis in the shares acquired upon exercise will equal the exercise price plus the amount taxable as ordinary income to the optionee. The federal income tax consequences of an exercise of a non-ISO where the exercise price is paid in previously owned shares of Common Stock are generally similar to those where the exercise price is paid in cash. However, the optionee will not be subject to tax on the surrender of such shares, and the tax basis of the shares acquired on exercise that are equal in number to the shares surrendered will be the same as the optionee's tax basis in such surrendered shares. Special timing rules may apply to an optionee who is subject to reporting under Section 16(a) of the 1934 Act (generally an executive officer of the Corporation) and would be subject to liability under Section 16(b) of the 1934 Act.

     The Corporation generally will be entitled to a deduction in the amount of an optionee's ordinary income at the time such income is recognized by the optionee upon the exercise of a non-ISO. Income and payroll taxes are required to be withheld for employees on the amount of ordinary income resulting from the exercise of a non-ISO.

     The Board of Directors recommends that you vote 'FOR' the Proposal to approve the Stock Option Plans.

     In tallying the vote, abstentions and broker non-votes will be considered to be shares of Common Stock present at the Meeting, but not voting in favor of the election of the nominees (i.e., they will have the same legal effect as a vote 'against' the election of the Stock Option Plans).

                        PROPOSAL TO APPROVE SELECTION OF
                  ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS

     The Board of Directors has appointed Arthur Andersen LLP as the Corporation's independent auditors for the fiscal year ending December 31, 1997. The audit services performed by Arthur Andersen LLP for the year ended December 31, 1996 included an examination of the financial statements included in the 1996 Annual Report to Stockholders. Arthur Andersen LLP also performed certain tax and special consulting services.

     Arthur Andersen LLP has advised the Corporation that it has neither any direct nor any material indirect financial interest in the Corporation. It is expected that a representative of Arthur Andersen LLP will be present at the Meeting and will have an opportunity to make a statement if he desires to do so and to respond to appropriate questions.

     The Board of Directors recommends that stockholders vote 'FOR' ratification of the appointment of Arthur Andersen LLP as independent auditors for the year ending December 31, 1997.

                             STOCKHOLDER PROPOSALS


     Proposals of stockholders intended to be presented at the 1998 Annual Meeting must be received in writing by the Corporation not later than March 31, 1998 in order to be considered for inclusion in the proxy statement relating to such meeting, which the Corporation anticipates will be held in August 1998.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters that may properly be brought, and which are likely to be brought, before the Meeting. However, should other matters be properly brought before the Meeting, the persons named on the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

                                          By Order of the Board of Directors,
                                          SPENCER L. BROWN
                                          Secretary

August 21, 1997

                      THE FRANKLIN HOLDING CORPORATION (DELAWARE)          PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 9, 1997

     The undersigned hereby appoints Stephen L. Brown and Carl D. Glickman, or either of them, as attorneys and proxies to vote all the shares of common stock, par value $1.00 per share, of The Franklin Holding Corporation (Delaware) (the 'Corporation'), which are outstanding in the name of the undersigned and which the undersigned would be entitled to vote as of July 25, 1997, at the Annual Meeting of Stockholders of the Corporation (the 'Meeting'), to be held at the offices of Weil, Gotshal & Manges LLP, 25th Floor, 767 Fifth Avenue, New York, New York, on Tuesday, September 9, 1997, at 10 o'clock a.m., New York time, and at any or all adjournments or postponements thereof; and the undersigned hereby instructs and authorizes said attorneys to vote as indicated on the reverse side.

     The shares represented hereby will be voted in accordance with the instructions contained on the reverse side. If no instructions are given the shares will be voted FOR the election of all seven nominees in item 1 and FOR items 2, 3 and 4 below, each of said items being more fully described in the Notice of Meeting and accompanying Proxy Statement, receipt of which is hereby acknowledged. In the event of any proposed adjournment of the Meeting to permit further solicitation of proxies with respect to any proposal listed below, shares will be voted FOR adjournment with respect to such proposal if they were to be voted FOR such proposal (including if there were no specifications), and AGAINST adjournment with respect thereto if such shares were to be voted AGAINST or to have ABSTAINED from voting with respect to such proposal.

                  (Continued and to be signed on reverse side)
 ................................................................................
                             FOLD AND DETACH HERE

                                                                                                  Please mark
                                                                                                  your vote as       /X/
                                                                                                  indicated in
                                                                                                  the example
FOR the election of                 WITHHOLDING              1. ELECTION OF DIRECTORS: Stephen L. Brown, Miles L. Berger, Carl D.
all nominees listed                 AUTHORITY to vote           Glickman, John Greenbaum, Irving Levine, Jonathan A. Marshall,
to the right (except                for all nominees            Jeffrey J. Steiner.
as marked to the                    listed to the right         (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
contrary below)                                                 NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.)
                                                                _______________________________________________________________
     / /                                   / /

     FOR               AGAINST           ABSTAIN

     / /                 / /               / /               2. Proposal for the Corporation to be regulated as a business development company under the Investment Company Act of 1940.

     / /                 / /               / /               3. Proposal to approve Stock Option Plans for management and the
                                                                Corporation's Board of Directors.*

      / /                / /               / /               4. Ratification of appointment of Arthur Andersen LLP to serve as independent auditors of the Corporation for the fiscal year ending
                                                                December 31, 1997.
                                                                                            5. In their discretion, on such other
                                                                                               matters as may properly come before
                                                                                               the Meeting (other than adjournments
                                                                                               with respect to any proposal as
                                                                                               described on reverse).

                                                                                            *  Approval of this proposal is
                                                                                               contingent on approval of proposal
                                                                                               no. 2. Accordingly, if proposal no.
                                                                                               2 is not approved, votes with
                                                                                               respect to proposal no. 3 will not
                                                                                               be tabulated.

                                                                                             THIS PROXY MAY BE REVOKED PRIOR TO ITS
                                                                                             EXERCISE. DATE, SIGN AND MAIL PROXY
                                                                                             CARD IN THE ENCLOSED ENVELOPE.
Signatures of Stockholder(s) _____________________________________________________________________  Dated_________________, 1997

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.